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                                                                    EXHIBIT 4.8

                          GUARANTOR SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of June 24, 1997 (this "Security Agreement"), is made by LOBDELL EMERY CORPORATION, a Michigan corporation, CREATIVE FABRICATION CORPORATION, a Tennessee corporation, WINCHESTER FABRICATION CORPORATION, a Michigan Corporation, PARALLEL GROUP INTERNATIONAL, INC., an Indiana corporation, LASERWELD INTERNATIONAL, L.L.C., an Indiana limited liability company, CONCEPT MANAGEMENT CORPORATION, a Michigan corporation, and LEWIS EMERY CAPITAL CORPORATION, a Michigan corporation (each individually, a "Grantor" and, collectively, the "Grantors"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the benefit of itself and the lenders (the "Lenders") now or hereafter parties to the Credit Agreement described below.


                                    RECITALS

     A. Oxford Automotive, Inc. (the "Borrower") and the Borrowing Subsidiary identified from time to time therein have entered into a Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), with the Lenders and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Borrower and the Borrowing Subsidiary.

     B. The Grantors are subsidiaries and affiliates of the Borrower, and are engaged in common enterprises with the Borrower and other Grantors.

     C. The Grantors have guaranteed the Borrower's and the Borrowing Subsidiary's obligations under the Credit Agreement pursuant to a Guaranty Agreement dated as of June __, 1997 (as hereafter amended, modified or restated, the "Guaranty").

     D. As a condition to the effectiveness of the obligation of the Lenders under the Credit Agreement, each Grantor has agreed to grant to the Agent, for the benefit of itself and the Lenders, a first-priority security interest, subject only to security interests expressly permitted by the Credit Agreement, in and to the Collateral hereinafter described.


                                   AGREEMENTS

     To secure (a) the prompt and complete payment of all indebtedness and other obligations of the Borrower, the Borrowing Subsidiary or any Grantor now or hereafter owing to the Lenders or the Agent under or on account of the Credit Agreement, any Security Document or any Letter of Credit, notes or other instruments issued to the Agent or any Lender pursuant thereto, (b) the performance of the covenants under the Credit Agreement and the Security Documents and any monies expended by the Lender in connection therewith, (c) the prompt and complete payment of all obligations and performance of all covenants of the Borrower and the Borrowing Subsidiary


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under any interest rate or currency swap agreements or similar transactions with any Lender, (d) the prompt and complete payment of all indebtedness of any Grantor under the Guaranty and (e) the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of the Borrower, the Borrowing Subsidiary or any Grantor to the Agent and the Lenders, or any of them, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of the Borrower, the Borrowing Subsidiary or any Grantor to any other person and any interest rate swap, cap or similar agreement), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Borrower, the Borrowing Subsidiary or any Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Borrower, the Borrowing Subsidiary or any Grantor under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Borrower, the Borrowing Subsidiary and each Grantor being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Debtors, the Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations including without limitation the Credit Agreement, the Notes, the Letters of Credit and the Security Documents, being herein collectively called the "Operative Documents"), for value received and pursuant to the Credit Agreement, each Grantor hereby grants, assigns and transfers to the Agent for the benefit of the Lenders a first-priority security interest, subject only to Permitted Liens, in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

     (a) All of such Grantor's present and future accounts, documents, instruments, general intangibles and chattel paper, including, but without limitation, all accounts receivable, all contract rights, all deposit accounts and all monies and claims for money due or to become due to such Grantor, all security held or granted to such Grantor, and all assets described in clause
(d) below;

     (b) All of such Grantor's furniture, fixtures, machinery and equipment, whether now owned or hereafter acquired, and wherever located, and whether used by such Grantor or any other person, or leased by such Grantor to any person and whether the interest of such Grantor is as owner, lessee or otherwise;

     (c) All of such Grantor's present and future inventory of every type, wherever located, including but not limited to raw materials, work in process, finished goods and all inventory that is available for leasing or leased to others by such Grantor;

     (d) All other present and future assets of such Grantor (whether tangible or intangible), including but not limited to all trademarks, trade names, patents, industrial designs, masks, trade names, trade secrets, copyrights, franchises, customer lists, computer programs, software, tax refund


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claims, licenses and permits, and the good will associated therewith and all federal, state, foreign and other applications and registrations therefor, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof now or hereafter in effect, all income, license royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, any damages, proceeds or payments for past or future infringements thereof and all income, royalties, damages and payments under all licenses thereof, the right to sue for past, present and future infringements thereof, all right, title and interest of such Grantor as licensor under any of the foregoing whether now owned and existing or hereafter arising, and all other rights and other interests corresponding thereto throughout the world (all of the assets described in this clause (d) collectively referred to as the "Intellectual Property");

     (e) All books, records, files, correspondence, computer programs, tapes, disks, cards, accounting information and other data of such Grantor related in any way to the Collateral described in clauses (a), (b), (c) and (d) above, including but not limited to any of the foregoing necessary to administer, sell or dispose of any of the Collateral;

     (f) All substitutions and replacements for, and all additions and accessions to, any and all of the foregoing; and

     (g) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

     1. Representations, Warranties, Covenants and Agreements. Each Grantor further represents and warrants to and covenants and agrees with the Agent for the benefit of the Lenders as follows:

           (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, such Grantor shall be deemed to have represented and warranted that (i) such Grantor is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of the Agent hereunder; (ii) other than Permitted Liens (as defined in the Credit Agreement) and lessors' interest with respect to any security interest in any property leased by such Grantor as lessee, none of the Collateral is subject to any Lien other than that in favor of the Agent for the benefit of the Lenders and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of the Agent for the benefit of the Lenders. This Security Agreement creates in favor of the Agent for the benefit of the Lenders a valid first-priority security interest, subject only to Permitted Liens, in the Collateral enforceable against such Grantor and all third parties and securing the payment of the Secured Obligations. All financing statements necessary to perfect such security interest in the Collateral have been delivered by such Grantor to the Agent for filing.





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           (b)   Location of Offices, Records and Facilities.  Such Grantor's
chief executive office and chief place of business and the office where such Grantor keeps its records concerning its accounts, contract rights, chattel paper, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, is at the location listed on Schedule 1(b)(i) hereto. Such Grantor will provide the Agent with prior written notice of any proposed change in the location of its chief executive office. Such Grantor's only other offices and facilities are at the locations set forth in Schedule 1(b)(ii) hereto. Such Grantor will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities at which
any assets of such Grantor are located.   The  tax  identification number of
such Grantor is set forth on Schedule 1(b)(i). The name of such Grantor is correctly set forth on the signature pages hereof, and such Grantor operates under no other names. Such Grantor shall not change its name without the prior written consent of the Agent.

           (c) Location of Inventory, Fixtures, Machinery and Equipment. (i) All Collateral consisting of inventory is, and will be, located at the locations listed on Schedule 1(c)(i) hereto, and at no other locations without the prior written consent of the Agent. (ii) All Collateral consisting of fixtures, machinery or equipment, is, and will be, located at the locations listed on Schedule 1(c)(ii) hereto, and at no other locations without the prior written consent of the Agent. If the Collateral described in clauses (i) or
(ii) is kept at leased locations or warehoused, such Grantor has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to the Agent, unless waived by the Agent.

           (d) Liens, Etc. Such Grantor will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by the Required Lenders. Such Grantor will not, without the prior written consent of the Agent, sell, lease, license, transfer, assign or otherwise dispose of, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed of, any of the Collateral, except for, prior to an Event of Default only (notwithstanding any other agreement), the following: inventory sold in the ordinary course of business and other assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under Section 5.2(f) of the Credit Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

           (e) Insurance. Such Grantor shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company rated A or better by A.M. Best and shall be in amounts sufficient to protect the Agent and the Lenders against any and all loss or damage to the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a lender loss payable clause in favor of the Agent for the benefit of the Lenders, shall name the Agent for the benefit of the Lenders as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days' prior written notice thereof, and shall





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otherwise be in form and substance satisfactory to the Agent.  Reimbursement under any liability insurance maintained by such Grantor pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred liability covered by such insurance, provided that if there is no Default or Event of Default (whether before or after any event which caused any reimbursement under any liability insurance) such Grantor may use the proceeds of such insurance solely to repair or replace the property damaged if the insurance proceeds are less than $500,000 and if there is any Event of Default or Default, and if such reimbursement is greater than $500,000 or there is any Default or Event of Default such amounts shall be paid to the Agent for application to the Secured Obligations.

           (f) Taxes, Etc. Such Grantor will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a Lien upon any of the Collateral. If such Grantor fails to pay any such taxes, assessments or other imposts or charges in accordance with this paragraph, the Agent shall have the option to do so and such Grantor agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

           (g) Further Assurances. Such Grantor will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent for the benefit of the Lenders in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Agent, to establish and determine the validity and the priority of the Agent's security interests for the benefit of the Lenders. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

           (h) List of Patents, Copyrights, Mask Works and Trademarks. Attached hereto as Schedule 1(h)(i) is a list of all patents and patent applications owned by such Grantor. Attached hereto as Schedule 1(h)(ii) is a list of all registered copyrights and all mask works and applications therefor owned by such Grantor. Attached hereto as Schedule 1(h)(iii) is a list of all trademarks and service marks owned by such Grantor. If such Grantor at any time owns any additional patents, copyrights, mask works, trademarks, service marks or any applications therefor not listed on such schedules, such Grantor shall give the Agent prompt written notice thereof and hereby authorizes the Agent to modify this Agreement by amending Schedules 1(h)(i), 1(h)(ii) and 1(h)(iii) hereto to include all future patents, copyrights, mask works, trademarks, service marks and applications therefor and agrees to execute all further instruments and agreements, if any, if requested by the Agent to evidence the Agent's interest for the benefit of the Lenders therein.

           (i) Maintenance of Tangible Collateral. Such Grantor will cause the tangible Collateral material to the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make






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or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to such end. Such Grantor shall promptly furnish to the Agent a statement respecting any loss or damage to any of the tangible Collateral.

           (j) Special Rights Regarding Receivables. The Agent or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify, directly with each person (collectively, the "Obligors") which owes any Receivables to such Grantor, the Receivables in any manner. The Agent or any of its agents may, at any time from time to time after and during the continuance of an event of default under this Security Agreement, notify the Obligors of the security interest of the Agent for the benefit of the Lenders in the Collateral and/or direct such Obligors that all payments in connection with such obligations and the Collateral be made directly to the Agent in the Agent's name. If the Agent or any of its agents shall collect such obligations directly from the Obligors, the Agent or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as the Agent or any of its agents shall deem appropriate. Such Grantor directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Agent, the Agent's designees and agents and/or auditors, relating to any and all business transactions between such Grantor and the Obligors. Such Grantor further directs and authorizes all of its Obligors upon receiving a notice or request sent by the Agent or the Agent's agents or designees to pay directly to the Agent any and all sums of money or proceeds now or hereafter owing by the Obligors to such Grantor, as provided in this paragraph 1(j) and any such payment shall act as a discharge of any debt of such Obligor to such Grantor in the same manner as if such payment had been made directly to such Grantor. Such Grantor agrees to take any and all action as the Agent may reasonably request to assist the Agent in exercising the rights described in this paragraph 1(j).

           (k) Maintenance of Intellectual Property and Other Intangible Collateral. Such Grantor shall preserve and maintain all rights of such Grantor and the Agent for the benefit of the Lenders in all material Intellectual Property and all other material intangible Collateral, including without limitation the payment of all maintenance fees and filing fees and the taking of all appropriate action at such Grantor's expense to halt the infringement of any of the Intellectual Property or other Collateral, provided that, with respect to halting the infringement of any Intellectual Property or other Collateral, such Grantor does not need to take all such appropriate action if such Grantor has, or after Event of Default the Agent has, reasonably determined that it is not in its best interest to demand or enforce cessation of such infringement or other conduct because it is either not material or because the adverse consequences to such Grantor would outweigh the benefits gained by such demand or enforcement.

     2. Events of Default. The occurrence of any Event of Default shall be deemed an Event of Default under this Security Agreement.

     3. Remedies. Upon the occurrence of any Event of Default, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security





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Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and each Grantor hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Agent) and then to the payment and satisfaction of the Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to such Grantors, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent may be the purchaser at any such sale. Each Grantor expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. Each Grantor hereby waives as to the Agent and each Lender any right of subrogation or marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, each Grantor hereby expressly agrees that any such collateral or other security of such Grantor or any other party which the Agent or any Lender may hold, or which may come to the Agent or any Lender's possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or such Grantor does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. Each Grantor shall be liable for any deficiency remaining after disposition of the Collateral. Such sale shall be on such terms as the Agent may determine, for cash or credit or against future delivery in the discretion of the Agent.



     4.   Special Remedies Concerning Certain Collateral.

          (a) Upon the occurrence of any Event of Default, each Grantor shall, if requested to do so in writing, and to the extent so requested (i) promptly collect and enforce payment of all amounts due such Grantor on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by such Grantor as trustee for the Agent and the Lenders, without commingling with any funds belonging to such Grantor, and
(iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments.

          (b) Upon the occurrence of any event of default, each Grantor shall, if requested to do so, and to the extent so requested, notify all Obligors and other persons with obligations to such Grantor on account of or in connection with any of the Collateral of the security interest of the Agent for the benefit of the Lenders in the Collateral and direct such account debtors and other persons that all payments in connection with such obligations and the Collateral be made directly




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to the Agent.  The Agent itself may, upon the occurrence of an Event of
Default, so notify and direct any such account debtor or other person that such payments are to be made directly to the Agent.

          (c) Upon the occurrence of any event of default, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, each Grantor (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for and in such Grantor's name, place and stead, to collect, demand, receive, sue for, compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral, (ii) hereby irrevocably authorizes the Agent to endorse the name of such Grantor, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money, (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable and (iv) hereby irrevocably authorizes the Agent to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Agent, and the Agent may receive, open and dispose of all mail addressed to such Grantor. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

     5. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent. To the extent that it lawfully may, each Grantor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will such Grantor, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     6. Conduct No Waiver. No waiver shall be effective unless in writing executed by the Agent and any waiver or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a




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future occasion or of such right.

     7. Governing Law; Consent to Jurisdiction; Definitions. This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Grantor agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Grantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the President of such Grantor, at such Grantor's address set forth in the Credit Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to such Grantor or by the mailing thereof by registered or certified mail, postage prepaid to such Grantor at its address set forth in the Credit Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against such Grantor or its property in the courts of any other jurisdiction. Each Grantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     8. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Credit Agreement.

     9. Rights Not Construed as Duties. The Agent and the Lenders neither assume nor shall any of them have any duty of performance or other responsibility under any contracts in which the Agent has or obtains, for the benefit of the Lenders, a security interest hereunder. If any Grantor fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by such Grantors under paragraph 12 hereof. The powers conferred on the Agent hereunder are solely to protect its interests for the benefit of the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     10. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.



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     11.  Severability.  If any one or more provisions of this Security
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     12. Expenses. (a) Each Grantor agrees, jointly and severally, to indemnify the Agent and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's or any Lender's gross negligence or willful misconduct.

          (b) Each Grantor will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

     13. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to such Grantors.

     14. Waiver of Jury Trial. The Agent and the Lenders, in accepting this Security Agreement, and each Grantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, the Lenders nor any Grantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Lender or any Grantor except by a written instrument executed by each of them.


     IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                    LOBDELL EMERY CORPORATION


                                    By: _________________________________

                                     Its: _______________________________


                                    CREATIVE FABRICATION CORPORATION


                                    By: _________________________________

                                     Its: _______________________________


                                    WINCHESTER FABRICATION CORPORATION


                                    By: _________________________________

                                     Its: _______________________________

                                    PARALLEL GROUP INTERNATIONAL, INC.


                                    By: _________________________________

                                     Its: _______________________________


                                    LASERWELD INTERNATIONAL, L.L.C.


                                    By: _________________________________

                                     Its: _______________________________


                                    CONCEPT MANAGEMENT CORPORATION


                                    By: _________________________________

                                     Its: _______________________________

                                    LEWIS EMERY CAPITAL CORPORATION


                                    By: _________________________________

                                     Its: _______________________________



Accepted and Agreed:


NBD BANK, as Agent on behalf
of the Lenders



By: ___________________________________

 Its: _________________________________

                        CERTIFICATE OF ACKNOWLEDGMENT


STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997, by John H. Ferguson, the Assistant Treasurer of Lobdell Emery Corporation, a Michigan corporation, on behalf of said corporation.


(Seal)                                      Notary Public



                                            ____________________________________




STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997, by John H. Ferguson, the Assistant Treasurer of
Creative Fabrication Corporation, a Tennessee corporation, on behalf of said corporation.


(Seal)                                      Notary Public



                                            ____________________________________

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997, by ____________________, the ___________________ of
Winchester Fabrication Corporation, a Michigan corporation, on behalf of said corporation.


(Seal)                                      Notary Public


                                            ____________________________________


STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )


     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997 by ____________________, the ___________________ of
Parallel Group International, Inc., an Indiana corporation, on behalf of said corporation.

(Seal)                                      Notary Public



                                            ____________________________________

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997 by John H. Ferguson, the Assistant Treasurer of Lobdell
Emery Corporation, the sole member of Laserweld International, L.L.C., an Indiana limited liability company, on behalf of said limited liability company.

(Seal)                                      Notary Public



                                            ____________________________________



STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997 by John H. Ferguson, the Assistant Treasurer of Concept Management Corporation, a Michigan corporation, on behalf of said corporation.

(Seal)                                      Notary Public



                                            ____________________________________

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997 by ____________________, the ___________________ of
Lewis Emery Capital Corporation, a Michigan corporation, on behalf of said corporation.

(Seal)                                      Notary Public



                                            ____________________________________



STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )



     The foregoing Security Agreement was acknowledged before me on this _____ day of June, 1997, by ____________________, the ___________________ of NBD
Bank, a Michigan banking corporation, as Agent, on behalf of said corporation.


(Seal)                                      Notary Public



                                            ____________________________________